UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2010

A123 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

A123 Systems, Inc. Arsenal on the Charles 321 Arsenal Street Watertown, Massachusetts	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On January 14, 2010, A123 Systems, Inc. (the “Company”) entered into a Supply Agreement (the “Agreement”) with Fisker Automotive, Inc..  Under the terms of the Agreement, the Company was designated as the supplier of the battery systems for Fisker’s Karma Plug-in Hybrid Electric Vehicle (PHEV) programs.  The Company will also collaborate with Fisker on Fisker’s Nina platform, with the intent of having A123 supply batteries for that vehicle if A123 meets certain program requirements.

Additionally, A123 has made a $23 million investment in Fisker Automotive’s recent funding round, consisting of $13 million in cash and $10 million in A123 common stock.

On January 14, 2010, the Company issued a press release entitled “A123 Systems Signs Multi-Year Battery System Supply Agreement With Fisker Automotive” (the “Press Release”) relating to the above events.  A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits relating to Item 8.01 shall be deemed to be furnished and not filed:

99.1	Press Release dated January 14, 2010, entitled “A123 Systems Signs Multi-Year Battery System Supply Agreement With Fisker Automotive.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A123 SYSTEMS, INC.

Date: January 14, 2009	By:	/ S / Michael Rubino
Michael Rubino
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release dated January 14, 2010, entitled “A123 Systems Signs Multi-Year Battery System Supply Agreement With Fisker Automotive”